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Exhibit 4.7

INSTRUCTIONS AS TO USE OF LIBERTÉ INVESTORS INC.
SUBSCRIPTION RIGHTS CERTIFICATES

        The following instructions relate to a rights offering (the "Rights Offering") by Liberté Investors Inc., a Delaware corporation ("Liberté"), to the holders of record (the "Recordholders") of its common stock, par value $0.01 per share (the "Common Stock"), as described in Liberté's Joint Proxy Statement/Prospectus dated            , 2004 (the "Joint Proxy Statement/Prospectus"). Recordholders of Common Stock at 5:00 p.m. New York City Time on            , 2004 (the "Record Date") are receiving subscription rights (the "Rights") to subscribe for and purchase shares of Liberté's Common Stock (the "Underlying Shares"). An aggregate of 12,559,552 Underlying Shares are being offered by the Joint Proxy Statement/Prospectus. Each Recordholder will receive one Right for each share of Common Stock owned of record as of the close of business on the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on            , 2004, unless extended in the sole discretion of Liberté (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. Liberté will not be obligated to honor any purported exercise of Rights received by The Bank of New York (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. Liberté may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by non-transferable Rights certificates (the "Subscription Rights Certificates").

        Each Right allows the holder thereof to subscribe for 0.61 shares of Common Stock (the "Subscription Privilege") at the cash price of $4.00 per share (the "Subscription Price"). No fractional shares of Common Stock will be issued in the Rights Offering. Instead, the number of shares of Common Stock distributed will be rounded down, and in such case, any excess funds paid will be returned to you, without interest, as soon as practicable after the Expiration Date.

        The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided pursuant to the procedures described in the Joint Proxy Statement/Prospectus.

        YOUR SUBSCRIPTION RIGHTS CERTIFICATES OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE YOU HAVE EXERCISED YOUR SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL EXPIRE WITHOUT VALUE.

Method Of Subscription—Exercise Of Rights

        To exercise Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to The Bank of New York, as Subscription Agent. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or (iii) receipt of any postal, telegraphic or express money order. If paying by check, bank draft or money order, please reference your Subscription Rights Certificate number on your check, bank draft or money order. If paying by uncertified check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check or money order.

        The Subscription Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

By Mail The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	By Hand or Overnight Courier The Bank of New York Tender & Exchange Department 101 Barclay Street, 11 W New York, New York 10286
For Information Call: (800) 507-9357

        Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

        If you have any questions or require additional copies of relevant documents please contact Ellen V. Billings, Secretary of Liberté, at:

Liberté Investors Inc.
200 Crescent Court, Suite 1365
Dallas, Texas 75201
Telephone Number: (214) 871-5935

        By making arrangements with your banks, trust companies, securities dealers or brokers for the delivery of funds on your behalf you may also request such bank, trust company, securities dealer or broker to exercise the Subscription Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Certificate held by you and the number of Underlying Shares being subscribed for pursuant to your Subscription Privilege and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Rights Certificate or Subscription Rights Certificates evidencing such Rights within three business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Rights Certificate or Subscription Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Rights Certificates at the address set forth above. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from Ellen V. Billings, Secretary of Liberté, at the address, or by calling the telephone number, set forth above.

        Banks, trust companies, securities dealers and brokers that hold shares of Common Stock as nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise their Subscription Privilege on the same basis as if the beneficial owners were recordholders on the Record Date through the Depository Trust Company ("DTC"). You may exercise these Rights through DTC's PSOP Function on the "agents subscription over PTS" procedure and instructing DTC to charge your applicable DTC account for the Subscription Price for the new shares and deliver such amount to the Subscription Agent. DTC must receive the subscription instructions and payment for the new shares by the Expiration Date. Except as described herein, subscriptions accepted by the Subscription Agent via a Notice of Guaranteed Delivery must be delivered to the Subscription Agent with payment before the Expiration Date.

        If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered.

Issuance Of Shares of Common Stock

        The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Subscription Privilege. See "The Rights Offering—Subscription Privileges" in the Joint Proxy Statement/Prospectus.

Transferability Of Rights

        The Rights granted to you are non-transferable and therefore, may not be assigned, gifted, purchased or sold to anyone else. See "The Rights Offering—Transferability of Rights" in the Joint Proxy Statement/Prospectus.

Execution

  a.
  Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration, enlargement or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

  b.
  Execution by Person Other than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

  c.
  Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

Method Of Delivery To Subscription Agent

        The method of delivery of the Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the risk of the Rights holder, but, if sent by mail, it is recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment before the Expiration Date

Special Provisions Relating To The Delivery Of Rights Through The Depository Trust Company

        In the case of any Rights that are held of record through DTC those Rights may be exercised by instructing a DTC Participant to deliver Rights from a holder's DTC account to the Subscription Agent's DTC account, together with payment of the full Subscription Price. The notice of guaranteed delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP. Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses of the Subscription Agent set forth herein.

Exhibit A

NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY LIBERTÉ INVESTORS INC.

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Joint Proxy Statement/Prospectus dated                        , 2004 (the "Joint Proxy Statement/Prospectus") of Liberté Investors Inc., a Delaware corporation ("Liberté"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on                        , 2004, unless such time is extended by Liberté as described in the Joint Proxy Statement/Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering—Method of Exercising Rights" in the Joint Proxy Statement/Prospectus.

        Payment of the Subscription Price of $4.00 per share for each share of Liberté's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering—Method of Payment" in the Joint Proxy Statement/Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Rights Certificates(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering—Method of Exercising Rights" in the Joint Proxy Statement/Prospectus.

        The contact information for Subscription Agent is:

By Mail The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	By Hand or Overnight Courier The Bank of New York Tender & Exchange Department 101 Barclay Street, 11W New York, New York 10286

        DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        If you have any questions or require additional copies of relevant documents please contact Ellen V. Billings, Secretary of Liberté, at:

Liberté Investors Inc.
200 Crescent Court, Suite 1365
Dallas, Texas 75201
Telephone Number: (214) 871-5935

Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificates(s) representing    Rights and that such Subscription Rights Certificates(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for 0.61 shares of Common Stock with respect to each of the Rights represented by such Subscription Rights Certificates(s). Defined terms used herein but not otherwise defined shall have the meaning set forth in the "Instructions as to Use of Liberté Investors Inc. Subscription Rights Certificate" included herewith.

        The undersigned understands that payment of the Subscription Price of $4.00 per share for each share of Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $                       either (check appropriate box):

  ☐
  is being delivered to the Subscription Agent herewith; or

  ☐
  has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

  ☐
  Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

  ☐
  Certified check

  ☐
  Bank draft (cashier's check)

  ☐
  Money order

Name of maker:
Date of check, draft or money order:
Check, draft or money order number:
Bank or other institution on which check is drawn or issuer of money order:
Signatures(s)		Address
Names(s)
	(Please type or print)		Area Code and Tel. No.(s)
Subscription Rights Certificates No(s).

2

GUARANTEE OF DELIVERY
(Not To Be Used For Subscription Rights Certificates Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three business days after the date hereof.

Dated:

(Address)		(Name of Firm)

(Area Code and Telephone Number)		(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificates(s) to the Subscription Agent within the time period shown in the Joint Proxy Statement/Prospectus of Liberté Investors, Inc., dated            , 2004. Failure to do so could result in a financial loss to such institution.

3

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  Exhibit 4.7
INSTRUCTIONS AS TO USE OF LIBERTÉ INVESTORS INC. SUBSCRIPTION RIGHTS CERTIFICATES
  Exhibit A
NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY LIBERTÉ INVESTORS INC.
GUARANTEE OF DELIVERY (Not To Be Used For Subscription Rights Certificates Signature Guarantee)